UNCOMMON FUNDS TRUST

(a Delaware Statutory Trust)

Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned each hereby constitutes and appoints each of John Pileggi, Eric Rubin, and Thaddeus Leszczynski or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact in any and all capacities to execute and file with the Securities and Exchange Commission (SEC”): (i) all amendments to the Registration Statement of the Uncommon Investment Funds Trust (“Trust”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, with all other documents and exhibits relating thereto; (ii) filings required to be made by the Trust on Form N-CSR; (iii) filings required to be made by the Trust on Form N-SAR or Form CEN; (iv) filings required to be made by the Trust on Form NQ or Form N-PORT; and (v) all other filings required to be made by the Trust with SEC, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue thereof.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifies and confirms all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Trust assuming, any of the undersigned’s responsibilities to comply with his duties and responsibilities pursuant to the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, each of undersigned has caused this Power of Attorney to be executed as of March 19, 2021.

/s/ Claire Gaudiani

Claire Gaudiani